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                                                                    Exhibit 10.P

                                 MORTGAGE NOTE
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$325,000,000.00                                      March 21, 1997



        FOR VALUE RECEIVED, the undersigned, COURTYARD BY MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership ("Maker"), promises to pay to the order of LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, doing business as Lehman Capital, a division of Lehman Brothers Holdings Inc., its successors and assigns ("Holder"), at such place as Holder may from time to time designate in writing, the principal sum of THREE HUNDRED TWENTY-FIVE MILLION AND NO/100 DOLLARS ($325,000,000.00) in lawful money of the United States of America, together with interest thereon, to be computed and paid as specified in Section 1 below.


        Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Loan Agreement (the "Loan Agreement") dated as of the date hereof by and between Maker and Holder. This is the Mortgage Note referred to in the Loan Agreement.

1. Payments of Principal and Interest.

   1.1. Scheduled Payments of Principal and Interest

        The outstanding principal balance hereof from time to time shall bear interest (a) prior to April 10, 2012 (the "Scheduled Maturity Date"), at a rate per annum equal to seven and 865/1000ths percent (7.865%) (the "Base Rate") and
(b) from and after April 10, 2012, at a rate per annum (the "Adjusted Interest Rate") equal to the greater of (i) nine and 865/1000ths percent (9.865%) and
(ii) the sum of (A) two percentage points (2%) and (B) the average, calculated by linear interpolation (rounded to three decimal places), of the yields of the United States Treasury Constant Maturities with the terms (one longer and one shorter) most nearly approximating those of U.S. Obligations having maturities as close as possible to the fifteenth anniversary of the Scheduled Maturity Date, as determined by the Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or such other recognized source of financial market information as may reasonably be selected by the Lender, in each case on the last Business Day of the week immediately prior to the Scheduled Maturity Date. Interest accrued from the date hereof to (but excluding) April 10, 1997 shall be due and payable, in advance, on the date hereof. Thereafter, payments of interest and other amounts to be paid hereunder shall be made, in arrears, on the tenth (10th) day of each calendar month, or, if in any calendar month the tenth (10th) day is not a Business Day, the Business Day immediately preceding the tenth (10th) day, commencing May 9, 1997 (each, a "Due Date") for the period (the "Debt Service Period") beginning on (and including) the tenth (10th) day of the calendar month immediately preceding the month in which such Due Date occurs, through (but excluding) the Due Date.
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Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed in each Debt Service Period.


          The principal amount hereof shall be payable in two-hundred forty
(240) monthly payments, due and payable on each Due Date, in the principal amount set forth for each such Due Date in Schedule A attached hereto (the
                                           ----------
"Scheduled Principal Payments"), plus accrued and unpaid interest on the outstanding principal balance hereof for the Debt Service Period ending immediately prior to such Due Date, through April 10, 2017 (the "Final Maturity Date"). In addition to the Scheduled Principal Payments required to be made above, subsequent to the Scheduled Maturity Date and in accordance with the Cash Management Procedures, the Maker shall pay to the Holder on each Due Date (without duplication), until the entire Debt is repaid in full, Excess Cash Flow for all Accounting Periods for which the Operating Profit Payment Date occurred during the Debt Service Period relating to such Due Date.


          Pursuant to the Cash Management Procedures, each monthly payment of principal and interest made by Maker under this Mortgage Note after the Scheduled Maturity Date shall be applied first, to the payment of interest computed at the Base Rate, with the remainder of such payment being applied to the reduction of the outstanding principal balance of this Mortgage Note. Payment of all interest accruing in respect of this Mortgage Note after the Scheduled Maturity Date in the amount equal to the difference between the amount that accrues at the Adjusted Interest Rate and the amount that is paid at the Base Rate ("Accrued Interest") shall be (a)deferred, (b) added to the principal amount of this Mortgage Note, and(c) to the extent permitted by applicable law, accrue interest at the Adjusted Interest Rate. If not sooner paid, all Accrued Interest shall be due and payable in full on the Final Maturity Date.


          If any portion of the principal balance of the Loan is prepaid (i) on or about the Scheduled Maturity Date by the application of payments received from or with respect to U.S. Obligations held by the Holder on the Scheduled Maturity Date as a result of a Release of any Mortgaged Property from the Lien of the Security Documents pursuant to Section 2.5 of the Loan Agreement or (ii) on or after the last day of the Defeasance Period, pursuant to the first sentence of Section 1.2 hereof, the Scheduled Principal Payment payable on each Due Date thereafter shall be reduced in the manner proved in Section 2.4.4(c) of the Loan Agreement.

    1.2.  Prepayment Restrictions

          On any Due Date occurring on or after the date that is six (6) months prior to the Scheduled Maturity Date, all or any portion of the principal balance hereof may be prepaid, at Maker's option, in full or in part, without penalty or premium; provided, however, that the requirements of Section 2.7 of the Loan Agreement shall have been satisfied (including, without limitation, the satisfaction of any applicable Debt Service Conditions). In addition, a portion of the principal

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amount hereof may be prepaid (a) prior to the date on which the Securitization described in Section 9.1 of the Loan Agreement occurs, upon payment of a Yield Maintenance Payment and satisfaction of the conditions set forth in Section 2.6 of the Loan Agreement, in connection with a Release of a Mortgaged Property to avoid an Event of Default under Section 7.1.3 of the Loan Agreement and (b) prior to the first day of the Defeasance Period, upon satisfaction of the conditions in Section 2.6 of the Loan Agreement but without payment of a Yield Maintenance Payment, in connection with a Casualty or Taking (provided that the applicable Mortgage does not require a Restoration of such Mortgaged Property). Neither Holder nor, following the Securitization, the Trustee or the Servicer shall be required to accept or apply any prepayment requiring payment of a Yield Maintenance Payment, as provided in this paragraph or in Section 1.3 hereof, unless such prepayment is accompanied by the payment of such Yield Maintenance Payment, and if any legal and other expenses are due and owing to Holder, Trustee or Servicer in connection with such prepayment under the terms of the Trust and Servicing Agreement or any Loan Document, neither Holder nor the Servicer shall be required to accept or apply any prepayment unless the prepayment also is accompanied by the amount that is due and payable to Holder, Trustee or Servicer with respect to such expenses. Any prepayment of principal shall be applied to reduce the scheduled installments of principal set forth on Schedule A in the inverse order of their scheduled maturities. Except as
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provided above, this Mortgage Note may not be prepaid.

     1.3.  Yield Maintenance

           If (i) all or any part of the principal amount of the Loan is prepaid after the Closing Date but prior to the last day of the Defeasance Period as a result of the acceleration of the maturity of the Mortgage Note after an Event of Default or (ii) a Mortgaged Property is released for the purpose set forth in
Section 7.1.3 of the Loan Agreement after the Closing Date but prior to the date on which the Securitization occurs, Maker shall be required to pay a Yield Maintenance Payment equal to the greater of (A) 1% of the amount of the principal prepayment that is to be applied to the outstanding principal balance hereof and (B) the present value as of the end of the applicable Debt Service Period, discounted at the Reinvestment Yield, of a series of payments each equal to the Payment Differential on each of the remaining Due Dates prior to and including the Scheduled Maturity Date, after giving effect to the regularly scheduled payment of principal that is to be made on the Prepayment Date. No Yield Maintenance Payment shall be required in connection with prepayments made on or after the last day of the Defeasance Period.


           Promptly following such a prepayment, the Holder shall notify Maker of the amount and basis of determination of the Yield Maintenance Payment promptly upon determining the Treasury Rate, as contemplated below. Absent manifest error, the Maker shall not dispute Holder's calculations hereunder.


           For purposes of this Section 1.3, the following terms shall have the meanings ascribed to them below:

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          "Payment Differential" means, an amount equal to (x) the Base Rate, minus the Reinvestment Yield, divided by (y) 12, and multiplied by (z) the amount of the principal prepayment.


          "Reinvestment Yield" is the Treasury Rate converted to a monthly compounded nominal annual yield.

          "Treasury Rate" is equal to the lesser of (A) the annual yield on the United States Treasury issue (primary issue) with a maturity date closest to the Final Maturity Date and (B) the yield on the United States Treasury issue (primary issue) with a maturity equal to the remaining average life of this Mortgage Note with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14
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     days prior to (x) the applicable Prepayment Date set forth in the notice of prepayment provided by the Maker or (y) the date of acceleration by the Holder (or if such bid price is not published on that date, the next preceding date on which such bid price is so published).


For purposes of calculating the Payment Differential, all regularly scheduled payments of principal due on any Prepayment Date that is a Due Date will be deemed to have been made before the prepayment is made.

     1.4. Method of Payment; Payments Absolute

          All payments due hereunder shall be made in legal currency of the United States of America in immediately available federal funds by credit to the Holder's account in the United States as announced by the Holder from time to time in writing to Maker. If any payment is due on a day that is not a Business Day, the date for payment thereof shall be extended to the next Business Day, without additional interest, except that, if the Final Maturity Date is not a Business Day, the date for payment of the amount, if any, that is due on the Final Maturity Date shall be extended to the next succeeding Business Day, and any interest payable thereon shall accrue and be payable for such extension of time at the Adjusted Interest Rate.

          The terms of this Mortgage Note are hereby supplemented in full by the terms of the Loan Agreement and the other Loan Documents.

     2.   Security for the Loan.

          This Mortgage Note is secured by, among other things, 50 Mortgaged Properties owned by Maker, including all assets of Maker related thereto, pursuant to Mortgages encumbering the Land, the Hotels located thereon and other Improvements relating to such Hotels and granting a lien on and security interest in certain other Property described therein, and by other Security Documents effecting and granting a lien on and security interest in other Collateral, including

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but not limited to, the Security Agreement, the Assignments of Rents and Leases,
and the Collateral Assignment of Management Agreement.

     3.  Events of Default.

         The entire outstanding principal balance of this Mortgage Note, together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the Loan Documents (all such sums, collectively, the "Debt"), or any portion thereof, shall without notice, except such notice as is required under the terms of any Loan Document, become immediately due and payable at the option of Holder: (a) if payments of principal, interest and premium, if any, due hereunder are not made when due or (b) an Event of Default shall have occurred and be continuing under the Loan Agreement (each of the foregoing, an "Event of Default"). In the event that Holder retains counsel to collect all or any part of the Debt, or to protect or foreclose the security provided in connection herewith, Maker agrees to pay reasonable costs of collection incurred by Holder, including reasonable attorneys' fees.

     4.  Default Interest.

         Maker does hereby agree that, if any amount due hereunder is not paid when due, including, without limitation, Maker's failure to pay the Debt in full on the Maturity Date or on the date set for acceleration following an Event of Default, Holder shall be entitled to receive, and Maker shall pay, to the extent permitted by applicable law, interest to Holder on such past due amounts beginning on the date such payment becomes past due at a rate of interest equal to the lesser of (a) the greater of (i) the Base Rate or Adjusted Interest Rate, as applicable, in effect from time to time plus two percentage points (2%) and
(ii) the Prime Rate, and (b) the maximum rate of interest allowed to be collected under applicable law.

     5.  Limitations on Recourse.

         Notwithstanding any contrary provision in this Mortgage Note or any of the Loan Documents, it is hereby expressly agreed that, except as otherwise provided in this Section 5 or in any section of any Loan Document that is substantially similar to this Section 5, there shall be no recourse to the assets of Maker or any of its Partners (other than against the Collateral and any other property given as security for the payment of this Mortgage Note) for
(i) the payment of principal, interest, Defeasance Deposits, Yield Maintenance Payments or other charges hereunder or for any other amount that is or may become due and owing to Holder by Maker under this Mortgage Note or any of the other Loan Documents or (ii) the performance or discharge of any covenant or undertaking hereunder or under the other Loan Documents, and in the event of any Event of Default hereunder or thereunder, Lender agrees to proceed solely against the Collateral and any other property given as security for payment of this Mortgage

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Note, and Lender shall not seek or claim recourse against Maker or either
Partner (other than against the Collateral and any other property given as security for payment of this Mortgage Note) for any deficiency or for any personal judgment after a foreclosure of the lien of any of the Mortgages or other Security Documents or for the performance or discharge of any covenants or undertakings of Maker hereunder or under any other Loan Documents (except that Maker and the General Partner, as necessary, may be made a party to a proceeding to the extent legally necessary for the conduct of a foreclosure or the exercise of other similar remedies under the Mortgages or other Security Documents). Notwithstanding the foregoing, nothing contained in this Section 5 shall relieve Maker or the General Partner of any personal liability for any loss, cost, expense, damage or liability arising or resulting from (A) any breach of any representation or warranty made in the Loan Agreement that was materially incorrect when made and that was made with fraudulent intent, (B) any amount paid or distributed to the Partners, the Manager or any Affiliate of any of them in violation of the provisions of the Loan Documents, (C) fraud or breach of trust, including but not limited to misapplication of Loan proceeds or any Insurance Proceeds or Awards or other sums that are part of the Collateral that may come into the possession or control of Maker or a Partner or any Affiliate of any of them or (D) liability of any party under the Environmental Indemnity Agreement. It is hereby expressly agreed that neither any Partner of Maker nor any director, officer, shareholder, partner or employee of Maker or any Partner, nor the legal or personal representative, successor or assign of any of the foregoing, nor any other principal of Maker or any Partner, whether disclosed or undisclosed, shall have any personal liability under the Loan Agreement or any of the other Loan Documents, except as personal liability may be specifically imposed upon the General Partner in accordance with clauses (A), (B), (C) and
(D) of this Section 5, and in no event shall any limited partner of Maker have any liability whatsoever with respect to the Loan or any monetary obligations with respect thereto, or any of the matters described in clause (A), (B), (C) or
(D) above. It is the intention of the parties hereto that this Section 5 shall govern every other provision of the Loan Documents and that the absence of explicit reference to this Section 5 in any provision of the Loan Documents or the absence of any Section similar to this Section 5 in any Loan Document shall not be construed to deny the application of this Section 5 to such provision, notwithstanding the presence of explicit reference to this Section 5 in other provisions of the Loan Documents.

6.       No Usury.

          It is expressly stipulated and agreed to be the intent of Maker and Holder at all times to comply with applicable state law and with applicable United States federal law (to the extent that it permits Holder to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Mortgage Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Mortgage

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Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Holder's exercise of the option to accelerate the maturity of this Mortgage Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Holder's express intent that all excess amounts theretofore collected by Holder shall be credited to the principal balance hereof and all other debt in the order specified above (or, if this Mortgage Note and all other Debt have been or would thereby be paid in full, shall be refunded to Maker), and the provisions of this Mortgage Note and the other Loan Documents shall immediately and automatically be deemed to be reformed, and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Holder for the use, forbearance, or detention of the Debt shall, to the fullest extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Holder to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration, it being agreed and acknowledged by the Maker that the Yield Maintenance Payment is intended to compensate Holder for the loss of the benefit of its bargain in respect of the agreed upon interest payments relative to available reinvestment at the time of a voluntary or involuntary prepayment hereunder.

7.       Authority.


         Maker represents that Maker has full power, authority and legal right to execute and deliver this Mortgage Note and to perform its obligations hereunder, and that this Mortgage Note constitutes the valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether considered in proceedings at law or in equity.

8.       Notices.


          All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

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

9.       WAIVER OF JURY TRIAL.


         MAKER, AND BY ACCEPTANCE HEREOF, HOLDER, EACH (1) COVENANTS AND AGREES NOT TO ELECT TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (2) WAIVES ANY RIGHTS TO TRIAL BY JURY TO THE FULL EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH PARTY HERETO, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. THE PARTIES ARE HEREBY AUTHORIZED TO SUBMIT THIS MORTGAGE NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER TO BE TRIED SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE OTHER PARTY'S HEREIN CONTAINED WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY (INCLUDING SUCH OTHER PARTY'S COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO THAT PARTY, THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER BY SUCH CERTIFYING PARTY OF THE RIGHT TO A JURY TRIAL.


10.      Governing Law.

         This Mortgage Note shall be governed by and construed under and in accordance with the laws of the State of New York, excluding the choice of law rules thereof.

11.      Miscellaneous.

         (a) No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Mortgage Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Holder and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker or any other person or party who might be or become liable for the payment of all or any part of the Debt, under the Loan Documents.

         (b) Maker and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and notice of intent to accelerate the maturity hereof and of acceleration.

         (c) This Mortgage Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Holder, but only by an agreement in writing signed by the


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party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          (d) Whenever used, the singular number shall include the plural, the plural the singular, and the words "Holder" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators.


                           [SIGNATURE ON NEXT PAGE]


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          IN WITNESS WHEREOF, Maker has duly executed or has caused its duly authorized officers to execute this Mortgage Note on its behalf, as of the day and year first above written.


                              MAKER:


                              COURTYARD BY MARRIOTT
                              LIMITED PARTNERSHIP

:
ATTEST:                       BY:   CBM ONE CORPORATION, ITS
                                    GENERAL PARTNER



BY:                             BY:
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ITS:                            ITS:
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